EXECUTIVE EMPLOYMENT AGREEMENT
STEWART WALLACH

This Executive Employment Agreement (“Agreement”) is made and entered into as of February 5th, 2020 by and between Capstone Companies, Inc. (“Company”) and Stewart Wallach, a natural person (the “Executive”).  The Company and the Executive may also hereinafter be referred to individually as a “party” and collectively as the “parties.”
RECITALS:
WHEREAS, the Company desires to employ Executive on a full-time basis and Executive wishes to be employed by the Company on the terms and conditions set forth in this Agreement; and
WHEREAS, the parties wish this Agreement to supersede all prior employment agreements between the parties.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Executive agree as follows:
1.	Term of Employment.
1.1.
Initial Employment Period.  The Company agrees to employ the Executive as the Chairman of the Board, Chief Executive Officer and President of Capstone Industries, Inc., (a subsidiary of the Company), and the Executive accepts employment with the Company, upon the terms set forth in this Agreement, for the period beginning on 12:01 a.m., local Miami, Florida time, on February 5, 2020 , and ending on 11:59 p.m., local Miami, Florida time, on February 5, 2023 (the “Employment Period”), during which time Executive will devote his full business time to providing services hereunder.  During the Employment Period, this Agreement shall remain in force unless sooner terminated in accordance with the provisions of this Agreement pursuant to Section 5 below.  The Executive agrees that the consideration provided hereunder is fair and adequate consideration for all services provided in each of the aforesaid capacities.  Executive further agrees that this Agreement shall not constitute an employment agreement for services rendered to any company other than the Company.  Any employment agreement with any other company shall be and must be a separate written agreement with such other company or companies.

1.2.
Extension of the Employment Period.  The parties may extend the Employment Period of this Agreement by mutual agreement, provided that such agreement must be approved by the Company Board of Directors in writing and no extension may exceed two (2) year in length.

Capstone Companies, Inc.
431 Fairway Drive, Suite 200, Deerfield Beach, FL  33441

Ph: (954) 252-3440 | Fax: (954) 252-3442 | Email: info@capstonecompaniesinc.com
www.capstonecompaniesinc.com

1.3.
Termination of all Prior Employment Agreement.  Executive hereby knowingly, intentionally and voluntarily terminates any and all prior employment agreements between the Company or any of its subsidiaries and the Executive.  Executive agrees and understands that this Agreement sets forth all of the terms and conditions of his employment by the Company and that all rights, benefits and claims under any prior employment agreement, whether written or oral, are expressly waived and terminated by this Agreement.

2.	Employment.
2.1.
Position and Duties.  During the Employment Period, the Company hereby agrees to employ Executive as Chairman of the Board, Chief Executive Officer and President of Capstone Industries, Inc. (a subsidiary of the Company) on the terms set forth herein. In such capacity, Executive has responsibility for the executive oversight and strategic planning for the Company and its subsidiaries, especially in terms of producing and implementing the Company’s and its subsidiaries’ strategic marketing and sales plan and strategic business development plan.  The Company may also assign Executive to other duties commensurate with Executive’s skills and experience. Executive reports to the Board of Directors of the Company. Executive agrees to devote his business time, ability, knowledge and attention solely to the Company’s business affairs and interests and to faithfully and diligently perform such services and assume such duties and responsibilities as are assigned to the best of Executive’s abilities, skills and efforts and to abide by applicable Company policies and directives as they exist from time to time.

2.2.
Location.  The Executive shall render his services under this Agreement in the principal executive offices of the Company which shall be in the greater Fort Lauderdale-Miami consolidated metropolitan area.  Under no circumstances shall the Executive be required to relocate from more than fifty (50) miles from said metropolitan area or provide services under this Agreement in any other location other than in connection with reasonable and customary business travel.  The Company reserves the right to make a temporary reassignment of the location for the performance of Executive’s services hereunder for a period not to exceed forty five (45) days, which relocation shall not constitute a breach of this Agreement.

Capstone Companies, Inc.
431 Fairway Drive, Suite 200, Deerfield Beach, FL  33441

Ph: (954) 252-3440 | Fax: (954) 252-3442 | Email: info@capstonecompaniesinc.com
www.capstonecompaniesinc.com

2.3    Limitations on Outside Activities.  Nothing in this Agreement shall preclude the Executive from devoting reasonable time and attention to (i) serving, with the approval of the Company’s Board of Directors, which shall not be unreasonably withheld, as a director, trustee or member of any committee of any organization, (ii) engaging in charitable and community activities and (iii) managing his personal investments and affairs; provided that such activities do not involve any material conflict of interest with the interests of the Company or, individually or collectively, interfere materially with the performance by the Executive of his duties and responsibilities under this Agreement.  Notwithstanding the foregoing and except as expressly provided herein, during the Employment Period, the Executive may not accept employment with any other individual or entity or engage in any other venture which is directly or indirectly in conflict or competition with the business of the Company.
3.	Compensation.
3.1.
Base Salary.  In consideration of Executive’s services to the Company, the Company will pay Executive a gross base salary of THREE HUNDRED AND ONE THOUSAND, FIVE HUNDRED AND TWENTY ONE HUNDRED AND ZERO CENTS. ($301,521.00) per annum.  The Executive’s base salary will be paid in equal installments in accordance with the Company’s standard payroll schedule, and the Company will withhold from such salary all applicable federal, state and local taxes as required by applicable laws.  The Executive may elect to accept additional cash compensation awards in Company “restricted” (as defined in Rule 144 under the Securities Act of 1933, as amended) shares of Company Common Stock, $0.0001 par value, (“Shares”), which payments shall be made in semi-annual installments.  The Company hereby grants “piggy-back” registration rights to the Executive for all such Shares that are issued hereunder (expressly excepting any registration on Form S-8 or Form S-4, or any successor form to those two forms).  The value of the Shares in respect of the cash compensation being replaced by such Shares shall be determined by the average closing BID price for the Shares (as quoted on www.bloomberg.com) for the first twenty (20) consecutive trading days for each month in which Shares will be substituted for cash compensation hereunder.

3.2.
Bonus.  In addition, any bonus program adopted by the Company for senior office(s), shall be deemed to be “merit based” and will be determined solely at the discretion of the compensation committee, and in accordance with its terms as they exist from time to time.

4.	Benefits and Reimbursements.
4.1.
Insurance.  Executive shall be entitled to participate in the following benefit programs which would include; health insurance, dental insurance and vision insurance, as well as any similar insurance programs offered by the Company to individuals employed by the Company as executives or in otherwise similar positions.

Capstone Companies, Inc.
431 Fairway Drive, Suite 200, Deerfield Beach, FL  33441

Ph: (954) 252-3440 | Fax: (954) 252-3442 | Email: info@capstonecompaniesinc.com
www.capstonecompaniesinc.com

4.2.
Leave.  Executive shall be entitled to thirty (30) days of paid vacation and seven (7) days of paid personal leave each year (during which time his compensation shall continue to be paid in full).  Executive shall also be entitled to five (5) days of sick leave, during which time his compensation shall continue to be paid in full.  Executive may carry over up to five (5) days of unused vacation/personal leave from contract year to contract year provided the company requests the Executive not take vacation due to required work.  For purposes of this Agreement, “contract year” means from January 1st to December 31st each year.

4.3.
Stock Option, Savings or Retirement Plans.  Executive shall be entitled to participate in any pension, profit-sharing, deferred compensation plans, “merit” bonuses, stock option or other incentive compensation plans as are offered by the Company to individuals employed by the Company as full-time executive and subject to the same qualifications as other full-time executive employees.

4.4.
Expenses.  The Company shall reimburse Executive for the reasonable amount of hotel, travel, entertainment and other expenses necessarily incurred by Executive in the discharge of his duties to the Company, subject to the Company’s expense policy.

4.5.
Technology.  The Company shall provide Executive with a laptop computer and a cellular phone for his use during the Employment Period.  These shall remain the property of the Company, and shall be returned to the Company upon the termination of the Executive’s employment.

5.	Termination.
The employment of Executive by Company and the Employment Period shall terminate upon the occurrence of any of the following conditions:
5.1.	Expiration. Immediately upon the expiration of the Employment Period set forth in Section 1 above, including any extension of the Employment Period as agreed upon in writing pursuant to Section 1.
5.2.	Death. Immediately upon the death of Executive.
5.3.
Disability.  Immediately upon the Disability of Executive.  Immediately upon the death or disability of the Executive.  As used herein, the term “Disability” shall mean either (i) the Executive’s inability, by reason of physical or mental incapacity or impairment, to perform his duties and responsibilities under this Agreement for a period of more than sixty (60) consecutive days, or for more than ninety (90) days, whether or not consecutive, within the preceding 365-day period, or (ii) the receipt by the Executive of disability benefits for permanent and total disability under any long-term disability income policy held by or on behalf of the Executive.

Capstone Companies, Inc.
431 Fairway Drive, Suite 200, Deerfield Beach, FL  33441

Ph: (954) 252-3440 | Fax: (954) 252-3442 | Email: info@capstonecompaniesinc.com
www.capstonecompaniesinc.com

5.4.
By the Company for Cause.  Immediately upon provision of written notice to the Executive by the Company that his employment is being terminated for Cause, as defined below.  “Cause” for termination means:

(i) Executive’s willful and intentional refusal to perform or observe any of his material duties, responsibilities or obligations set forth in this Agreement; provided, however, that the Company shall not be deemed to have Cause pursuant to this clause (i) unless the Company gives the Executive written notice that the specified conduct has occurred and making specific reference to this Section 5.4 (i) and the Executive fails to cure the conduct within thirty (30) days after receipt of such notice;
(ii) Any willful and intentional act of the Executive involving fraud, theft, misappropriation of funds, or embezzlement affecting the Company or its subsidiaries;
(iii) Executive’s conviction of, or a plea of guilty or nolo contendere to, an offense which is a felony or a misdemeanor evincing moral turpitude;
(iv) Executive’s material breach of this Agreement which is not remedied within fifteen (15) days after receipt of a written demand to remedy from the Company; or
(v) Gross misconduct by Executive that is of such a serious or substantial nature that a substantial likelihood exists that such misconduct would injure the public business reputation of the Company if the Executive were to remain employed by the Company; or
(vi) Issuance of any prohibition by the U.S. Securities and Exchange  Commission or “SEC” against the Executive serving as an officer or director of a public company and the period for appeal of such prohibition has expired without the Executive filing an appeal; or
(vii)   the Company files for Chapter 7 protection from creditors and the bankruptcy petition is not withdrawn or dismissed within sixty days after the filing date; or
Capstone Companies, Inc.
431 Fairway Drive, Suite 200, Deerfield Beach, FL  33441

Ph: (954) 252-3440 | Fax: (954) 252-3442 | Email: info@capstonecompaniesinc.com
www.capstonecompaniesinc.com

(viii)   Executive intentionally refuses to follow a lawful, commercially reasonable directive of the Company Board of Directors, such directive concerns an action or matter within the purview of the Executive’s customary and usual duties and the refusal of the Executive results in the Company or any of its subsidiaries suffering a material liability or loss (for purposes of this Agreement, “material” shall mean an amount equal to or exceeding One Hundred Thousand Dollars and No Cents ($100,000.00).
5.5  Termination of the Executive for Cause shall be communicated by a Notice of Termination.  For purposes of this Agreement, a “Notice of Termination” shall mean delivery to the Executive of written notice from duly authorized officers of the Company stating that in the good faith determination of the Company the Executive was guilty of conduct constituting Cause and failed to cure such conduct within the applicable time period. For purposes of this Agreement, no such purported termination of the Executive’s employment shall be effective without such Notice of Termination.
5.6 By Company Without Cause.  At the election of the Company after serving the Executive with at least three (6) months-notice of the Company’s intent to termination his employment Without Cause. The Company shall have the right to pay the Executive 1 years’ salary in lieu of notice.
5.7 By Executive for Good Reason.  As used herein, the term “Good Reason” means the occurrence of any of the following, without the prior written consent of the Executive:
(i) assignment to the Executive of duties materially inconsistent with the Executive’s positions as described in Section 2.1 hereof, or any significant diminution in the Executive’s duties or responsibilities, other than in connection with the termination of the Executive’s employment for Cause, Disability or as a result of the Executive’s death or by the Executive other than for Good Reason;
(ii) the change in the location of the Company’s principal executive offices or of the Executive’s principal place of employment to a location outside the greater Fort Lauderdale-Miami, Florida metropolitan area/more than fifty (50) fifty miles from the current location. The Executive will have the option to transfer to the new location, in the same or equivalent position at a reasonable expense to the Company.
(iii) any material breach of this Agreement by the Company which is continuing;
Capstone Companies, Inc.
431 Fairway Drive, Suite 200, Deerfield Beach, FL  33441

Ph: (954) 252-3440 | Fax: (954) 252-3442 | Email: info@capstonecompaniesinc.com
www.capstonecompaniesinc.com

(iv) a Change in Control, provided that a Change of Control shall only constitute Good Reason if the Executive terminates his employment within six (6) months following a Change of Control;
provided, however, that the Executive shall not be deemed to have Good Reason pursuant to clauses (i) or (iii) above unless the Executive gives the Company written notice that the specified conduct or event has occurred and the Company fails to cure such conduct or event within thirty (30) days of the receipt of such notice. A “Change of Control” shall be deemed to have occurred when any person, other than Executive or his respective affiliates, associates, or estate, becomes, after the date of grant, the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then-outstanding securities;
6.	Effect of Termination and Severance.
6.1.
If the Employment Period is terminated by the Company for Cause, the Company will pay to the Executive his accrued and unpaid base salary as well as all accrued but unused vacation through the date of such termination;

6.2.
If the Employment Period is terminated by the Executive other than because of death, Disability or for Good Reason, the Company will pay to the Executive his accrued and unpaid base salary as well as all accrued but unused vacation through the date of such termination;

6.3.	If the Employment Period is terminated upon the Executive’s death or Disability,
(i)
the Company will pay to the Executive’s estate or the Executive, as the case may be, an ongoing salary from the Company’s normal payroll account, equivalent to the sum of (12) months base salary based on the annual base salary the Executive was earning as of the date of termination; a pro-rated “merit” bonus, if earned during the previous calendar year, if  applicable to the Executive during the calendar year of Termination;

6.4.	If the Employment Period is terminated by the Company without Cause or if the Executive terminates for Good Reason,
(i)
the Company shall pay the Executive sum payments equal to the greater of: (A) the sum of twelve (12) months base salary rate Executive was earning as of the date of termination; (B) the sum of any “merit” based bonuses earned by the Executive during the prior calendar year of his/her Termination.  Any payments owed by the Company to the Executive, as a result of Death, Disability, or Termination, shall be paid from a normal payroll account on a weekly or bi-weekly basis in accordance with the normal payroll policies of the Company.  The amount owed by the Company to the Executive will be divided by the remaining number of weeks in the calendar year of the Termination, and will continue until company obligation is fully paid but at no time will be no more than twelve (12) installments.

Capstone Companies, Inc.
431 Fairway Drive, Suite 200, Deerfield Beach, FL  33441

Ph: (954) 252-3440 | Fax: (954) 252-3442 | Email: info@capstonecompaniesinc.com
www.capstonecompaniesinc.com

(ii)
the Company shall also continue in effect the Executive’s health and dental benefits (or similar health and dental benefits paid to senior executives noted in Section 3(c)) for a period of twelve (12) months commensurate with the Company’s “approved” Health Plan & Benefits Package at the time of termination.  If Executive, participated in family health insurance coverage at the time of termination, that obligation would remain theirs and the Company would continue to pay installments to keep insurance active for a twelve (12) month period and reduce the family’s monthly premium against the Executive’s severance package.  If Executive is eligible for continued health insurance benefits under the federal law known as COBRA and Executive timely elects COBRA coverage and makes timely payment of required premiums, the Company will reimburse Executive the cost of such COBRA coverage, not to exceed amount being paid at the time of termination, for twelve (12) months (commensurate with Executives’ severance package) from the termination date or the date on which the Executive obtains health coverage from a subsequent employer.  If Executive is not eligible for COBRA benefits, the Company will reimburse Executive the cost of similar coverage Executive obtains for twelve (12) months from the termination date or the date on which the Executive obtains health insurance coverage from subsequent employer.  If contract is terminated due to death, Company would not be required to keep any coverage in effect.

7.	Confidential Information.
Executive acknowledges that he will occupy a position of trust and confidence with respect to the Company’s affairs and business and that, in connection with the performance of his services on behalf of the Company, Executive will be provided access to the Company’s confidential and proprietary information and trade secrets (“Company Confidential Information”) and confidential and proprietary information of third parties (“Third Party Information”).
7.1.
Confidential Information Defined.  The term “Company Confidential Information” shall mean any and all confidential and/or proprietary information of the Company.  By way of illustration but not limitation, Company Confidential Information includes: information and materials related to proprietary computer software, hardware, including hard drives, electronic files and websites, research, business procedures and strategies, marketing plans and strategies, member lists and business histories, analyses of member information, employee or prospective employee information, financial data of the Company or its customers or employees, and any other information that is not generally known to the public or within the industry in which the Company competes.  Executive further acknowledges that the Company has and in the future will receive from third parties confidential and proprietary information (“Third Party Information”), including but not limited to confidential and proprietary information of the Company’s customers, subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it for certain limited purposes for a period of two (2) years thereafter.

7.2.	Executive’s Obligations.
Capstone Companies, Inc.
431 Fairway Drive, Suite 200, Deerfield Beach, FL  33441

Ph: (954) 252-3440 | Fax: (954) 252-3442 | Email: info@capstonecompaniesinc.com
www.capstonecompaniesinc.com

(i) Non-Disclosure.  Executive agrees that during Executive’s employment with the Company and thereafter, Executive will not use, disclose, lecture upon, publish or transfer directly or indirectly any Company Confidential Information or Third Party Information other than as authorized by the Company, nor will Executive accept any employment or other professional engagement that likely will result in the use or disclosure, even if inadvertent, of Company Confidential Information or Third Party Information.  Executive agrees that he will not use in any way other than in furtherance of the Company’s business any Company Confidential Information or Third Party Information.  Executive will obtain the Company’s written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to Executive’s work at the Company and/or incorporates any Confidential Information.  Executive hereby assigns to the Company any rights Executive may have or acquire in such Confidential Information and recognizes that all Confidential Information shall be the sole property of the Company and its/their assigns.
(ii) Disclosure Prevention.  Executive agrees to take all reasonable steps to preserve the confidential and proprietary nature of Company Confidential Information and Third Party Information and to prevent the inadvertent or accidental disclosure of Company Confidential Information and Third Party Information.
(iii) Removal of Materials.  Executive agrees that Executive will not remove any Company Confidential Information or Third Party information from the Company’s premises or make copies of such materials except for use in the Company’s business.
(iv) Return of Materials.  Executive agrees not to retain and further agrees to return to the Company any tangible or intangible originals or copies of any Company Confidential Information or Third Party Information after termination of Executive’s employment, or earlier at the Company’s request for any reason.  Executive further agrees to provide the Company with access to any personal computer equipment and/or devices that Executive has used during the term of this Agreement, so that the Company may verify that all of its Company Confidential Information or Third Party Information has been deleted from this equipment.
(v) Copying.  Executive agrees that copying of Company Confidential Information or Third Party Information shall be done only as needed in furtherance of and for use in the Company’s business.  Executive further agrees that copies of Company Confidential Information and Third Party Information shall be treated with the same degree of confidentiality as the original information and shall be subject to the same restrictions herein.
(vi) Continuation of Obligations.  Executive agrees that the obligations of this Section shall continue after termination or Executive’s employment.
Capstone Companies, Inc.
431 Fairway Drive, Suite 200, Deerfield Beach, FL  33441

Ph: (954) 252-3440 | Fax: (954) 252-3442 | Email: info@capstonecompaniesinc.com
www.capstonecompaniesinc.com

(vii) Computer Security.  Executive agrees that, during his employment with the Company, he will use computer resources (both on and off of the Company’s premises) for which Executive has been granted access and then only to the extent authorized. Executive agrees to comply with the Company’s policies and procedures concerning computer security. Executive further acknowledges that Executive will not alter, remove or destroy any Company Confidential Information or Third Party Information stored on any electronic storage devices, including, but not limited to, electronic media stored on servers, local hard drives, lap-tops, “PDAs” or any other similar devices except in accordance with the Company’s record retention and destruction policy.
(viii) Email and Internet.  Executive understands that the Company maintains an electronic mail and Internet/World Wide Web (“Internet”) system, and related facilities, for the purpose of business communications.  Executive acknowledges that the Company owns such a system and facilities, and that the Company retains the right to review any and all electronic mail and Internet communications, and to review his use of the Internet, with or without notice, at any time. Executive further acknowledges that he has no right to privacy to any e-mail or Internet communications, or to his use of the Internet.  Executive further agrees to comply with the Company’s procedures concerning the use of e-mail and the Internet, including compliance with any destruction and/or retention policies for e-mail communications.
7.3.
Known Knowledge.  Subject to the foregoing obligations, it is understood that Executive is free at all times to use information which is generally known in the trade or industry (except such information which becomes so because of a breach of this Agreement by Executive) and further that Executive’s general knowledge, skill and experience shall not be deemed to be Confidential Information.

8.	Assignment of Inventions.
8.1.
Definitions.  The term “Proprietary Rights” shall mean all trade secret, patent, copyright, mask work and other intellectual property rights or “moral rights” throughout the world. “Moral rights” refers to any rights to claim authorship of an Invention or to object to or prevent the modification of any Invention, or to withdraw from circulation or control the publication or distribution of any Invention, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a “moral right.”

Capstone Companies, Inc.
431 Fairway Drive, Suite 200, Deerfield Beach, FL  33441

Ph: (954) 252-3440 | Fax: (954) 252-3442 | Email: info@capstonecompaniesinc.com
www.capstonecompaniesinc.com

8.2.
Assignment of Inventions.  Executive hereby assigns and agrees to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all his or her right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by the Executive, either alone or jointly with others, during the period of his or her employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company, are hereinafter referred to as “Company Inventions.”

8.3.
Unassigned Inventions.  This Agreement will not be deemed to require assignment of any invention that was (1) developed entirely on the Executive’s own time without using the Company’s equipment, supplies, facilities, or Proprietary Information and (2) is not related to the Company’s actual or anticipated business, research or development and (3) has not resulted from work performed by Executive for the Company.  Attached as Exhibit One hereto is a complete list of all Inventions that the Executive has conceived, developed or reduced to practice prior to the Effective Date of this Agreement, alone or jointly with others, that are the Executive’s sole property or the property of third parties and which are excluded from the scope of this Agreement.

8.4.
Works for Hire.  Executive acknowledges that all original works of authorship which are made by the Executive (solely or jointly with others) within the scope of Executive’s employment and which are protectable by copyright are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C., Section 101).

8.5.
Enforcement of Proprietary Rights.  Executive agrees to assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries.  To that end Executive agrees to execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof.  In addition, Executive will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee.  Executive’s obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of his or her employment, but the Company shall compensate Executive at a reasonable rate after Executive’s termination for the time actually spent by Executive at the Company’s request on such assistance.

Capstone Companies, Inc.
431 Fairway Drive, Suite 200, Deerfield Beach, FL  33441

Ph: (954) 252-3440 | Fax: (954) 252-3442 | Email: info@capstonecompaniesinc.com
www.capstonecompaniesinc.com

9.	Restrictive Covenants.
9.1.
Acknowledgements.  Executive acknowledges that (i) his services to the Company will be special and unique and that he will occupy a position of trust and confidence with respect to the business affairs of the Company; (ii) that his engagement for the Company will allow him access to the Company’s Confidential Information; (iii) that he will have access to the customers and clients of the Company and will be working to develop business relationships for the Company; (iv) that the Company would not have entered into this Agreement with Executive, or engaged Executive, but for the covenants and agreements contained in this Section; and (v) that the agreements and covenants contained in this Section are essential to protect the business, good will, and confidential information of the Company.

9.2.
Non-Competition. During the Employment Period and for eighteen (18) months thereafter, Executive shall not, directly or indirectly, in any geographic area in which the Company operates compete with the Company in the development, marketing, or sale of products that compete with those developed, marketed, or sold by the Company.

9.3.
Non-Solicitation of Employees. During the Employment Period and for eighteen (18) months thereafter, Executive shall not, directly or indirectly, on his own behalf or on behalf of any other person or entity, solicit for employment, hire, or engage, whether on a full-time, part-time, consulting, advising, or any other basis, any persons who were employees or Executives of the Company during the Employment Period.

9.4.
Non-Solicitation of Customers. During the Employment Period and for [twelve (12) months] thereafter, Executive shall not, in competition with the Company, directly or indirectly, on his own behalf or on behalf of any other person or entity, solicit, accept business from, or conduct business with, (i) any customer or client served by the Company prior to or during the Employment Period with which Executive had contact or about which Executive received information or knowledge during the Employment Period, or (ii) any prospective customer or client of the Company with which Executive had contact or about which Executive received information or knowledge during the Employment Period.

9.5  Independent Covenants. The Restrictive Covenants set forth herein are each to be construed as a separate agreement, independent of any other provisions of this Agreement.  Therefore, the Executive agrees that the existence of any claim or cause of action that Executive may have against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any provision of this Section 9 against the Executive.
Capstone Companies, Inc.
431 Fairway Drive, Suite 200, Deerfield Beach, FL  33441

Ph: (954) 252-3440 | Fax: (954) 252-3442 | Email: info@capstonecompaniesinc.com
www.capstonecompaniesinc.com

10.	Enforcement.
10.1.
Equitable Relief Authorized.  Executive acknowledges that in the event of a violation of the provisions of Sections 7, 8 or 9 of this Agreement, Company’s business interests will be irreparably injured, the full extent of Company’s damages will be impossible to ascertain, monetary damages will not be an adequate remedy for Company, and Company will be entitled to enforce this Agreement to prevent a breach or threatened breach of the Agreement by temporary, preliminary or permanent injunction or other equitable relief without the necessity of proving actual damage and without the necessity of posting bond or security, which Executive expressly waives. Executive also agrees that Company may, in addition to injunctive relief, seek monetary damages for any breach of the provisions contained in this Agreement in addition to equitable relief and that the granting of equitable relief shall not preclude Company from recovering monetary damages.

10.2.
Modification.  Company and Executive represent that in entering into this Agreement it is their intent to enter into an agreement that contains reasonable employment and post-employment restrictions and that such restrictions be enforceable under law.  In the event that any court or other enforcement authority determines that any provision of this Agreement is overbroad or unenforceable by reason of the geographic scope, scope of prohibited activities, time frame, or any other reason, the parties authorize such court or other enforcement authority to modify the scope of the restriction so that it is enforceable to the greatest extent permissible.

10.3.
Severability.  If any provision of the Agreement is held to be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

10.4.
Notification of New Employer.  In the event that Executive leaves the employ of the Company for any reason, Executive agrees to inform any subsequent employer of his rights and obligations under this Agreement.  Executive further hereby authorizes the Company to notify his new employer about Executive’s rights and obligations under this Agreement, including by delivering a copy of this Agreement, and any written modifications thereto, to any subsequent employer.

Capstone Companies, Inc.
431 Fairway Drive, Suite 200, Deerfield Beach, FL  33441

Ph: (954) 252-3440 | Fax: (954) 252-3442 | Email: info@capstonecompaniesinc.com
www.capstonecompaniesinc.com

11.	General Terms.
11.1.
No Prior Agreements.  Executive hereby represents and warrants to the Company that the execution of this Agreement by Executive and his/her employment by the Company and the performance of his/her duties hereunder will not violate or be a breach of any agreement with or obligation to a former employer, client or any other person or entity, and Executive agrees to indemnify the Company for any costs and expenses arising out of a claim by any such third party has against the Company based upon or arising out of any non-competition agreement or other restrictive covenant, invention or confidentiality agreement between Executive and such third party which was in existence as of the date of this Agreement and which Executive is alleged to be in violation of.

11.2.
Indemnification; Insurance Against Liability.  Executive will be entitled to such prevailing rights and entitlements to indemnification, defense of claims and insurance against liability as are generally provided to executives of the Company, consistent with Company bylaws, insurance policies and contracts, and applicable law.

11.3.
Governing Law; Interpretation.  This Agreement will be governed by the substantive laws of the State of Florida, without regard to the principles of conflicts of laws.  This Agreement will be construed as a whole, according to its fair meaning, and not in favor of or against any party, regardless of which party may have initially drafted certain provisions set forth herein.

11.4.
Choice of Law and Forum:  This Agreement shall be construed according to the laws of the United States of America and the State of Florida, without regard to its conflict of laws provisions.  Executive hereby expressly consent to the personal jurisdiction of the state and federal courts for Broward County, Florida in any lawsuit filed there against the Executive by the Company arising from or related to this Agreement, including any claims for infringement of the Company’s Confidential Information, Inventions or Works for Hire or any update thereto.  Executive agrees that if Executive is not a resident of the State of Florida, USA, at the time of such action, then Executive hereby irrevocably appoints the Secretary of the State of Florida,  as agent for the purpose of accepting service of process in Florida and the United States. Executive waives trial by jury in any action, proceeding, claim, or counterclaim brought by any party in connection with any matter arising out of or in any way connected with this Agreement, the relationship of Executive to the Company and /or any claim of injury or damage arising in any way between and among the Company and Executive.  Provided, however, that Executive agrees that nothing in this Section shall prohibit the Company from initiating legal action in any court which has personal and subject matter jurisdiction over me in the event that it is necessary for the Company to pursue equitable relief against me for a breach of this Agreement.

11.5.
Assignment.  This Agreement is personal to Executive and he may not assign it without prior written consent of the Company.  The Company may, without Executive’s consent, assign the Agreement to any successor entity, including the Restrictive Covenants of Section 9.

Capstone Companies, Inc.
431 Fairway Drive, Suite 200, Deerfield Beach, FL  33441

Ph: (954) 252-3440 | Fax: (954) 252-3442 | Email: info@capstonecompaniesinc.com
www.capstonecompaniesinc.com

11.6.
Notices.  Any notice required or permitted hereunder will be in writing and will be deemed to have been duly given if delivered by hand or if sent by certified mail, postage and certification prepaid, to Executive at his residence (as noted in the Company’s records), or to the Company address, or to such other address or addresses as either party may have furnished to the other in writing.

11.7.
Entire Agreement; Amendments.  This Agreement and any other exhibits and attachments hereto constitutes the final and complete expression of all of the terms of the understanding and agreement between the parties hereto with respect to the subject matter hereof, and this Agreement replaces and supersedes any and all prior or contemporaneous negotiations, communications, understandings, obligations, commitments, agreements or contracts, whether written or oral, between the parties respecting the subject matter hereof.  This Agreement may not be modified, amended, altered or supplemented except by means of the execution and delivery of a written instrument mutually executed by both parties.  No action or omission by the Company shall be deemed to be a waiver of any of its rights under this Agreement unless such waiver is set forth in writing and identified as a waiver.  Any waiver by the Company of any rights under this Agreement shall not be deemed to be a waiver of any other right.

11.8.
Counterparts.  This Agreement may be executed simultaneously in two (2) counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

11.9.
Survival.  The provisions of the various sections of this Agreement which by their terms call for performance subsequent to the expiration or termination of this Agreement or the Employment Period shall survive such expiration or termination.

11.10.	Withholdings. The parties agree that all payments to be made to the Executive by the Company pursuant to this Agreement shall be subject to all applicable withholdings.
11.11.	Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
11.12.
No Contra Proferentum.  The parties agree that they have been represented by counsel during the negotiation and execution of this Agreement, and, therefore, waive the application of any law, regulation or holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

11.13.	Capacity. Each of the parties hereto warrants that they are legally competent to execute this Agreement and accepts full responsibility therefor.
Capstone Companies, Inc.
431 Fairway Drive, Suite 200, Deerfield Beach, FL  33441

Ph: (954) 252-3440 | Fax: (954) 252-3442 | Email: info@capstonecompaniesinc.com
www.capstonecompaniesinc.com

12. Resolution of Disputes.
Except as provided, herein, and in the event of any claim, cause of action, dispute or controversy arising under this Agreement or otherwise related to the parties’ employment relationship, the parties shall negotiate in good faith for the purpose of resolving such dispute. In the event that the parties cannot resolve the claim, cause of action, dispute or controversy informally within fifteen (15) days, then such claim, cause of action, dispute or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by a mandatory arbitration in Miami, Florida before one (1) arbitrator.  The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures (Streamlined Arbitration Rules and Procedures). Judgment on the Award may be entered in any court having jurisdiction.  This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. Each party shall bear its own costs in the arbitration and shall share equally the costs of the arbitration itself.  Notwithstanding the foregoing, and without undermining the agreement to arbitrate on any other claim, cause of action, dispute or controversy, the Company shall at all times have and retain the exclusive and unilateral right to seek immediate temporary and preliminary injunctive relief in a court of law in the event of a violation or alleged violation by the Executive of Sections 7, 8, or 9 of this Agreement. In the event such judicial relief is granted, such relief shall remain binding on the parties pending the outcome of arbitration.  THE COMPANY AND EXECUTIVE ACKNOWLEDGE THAT EACH HAD THE OPPORTUNITY TO CONSULT WITH LEGAL AND FINANCIAL COUNSEL CONCERNING THE RIGHTS AND OBLIGATIONS ARISING UNDER THIS AGREEMENT, THAT EACH HAS READ AND UNDERSTANDS THIS AGREEMENT, AND THAT EACH ENTERS INTO IT WILLINGLY.
This Agreement is duly executed as of the day and year of the last signature below.
Capstone Companies, Inc. Stewart Wallach
By:  Sign:

Title:  Title:

Date:  Date:
Capstone Companies, Inc.
431 Fairway Drive, Suite 200, Deerfield Beach, FL  33441

Ph: (954) 252-3440 | Fax: (954) 252-3442 | Email: info@capstonecompaniesinc.com
www.capstonecompaniesinc.com